UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 21, 2007
Date of Report (date of earliest event reported)

SYNOPSYS, INC.
(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

700 East Middlefield Road
Mountain View, California 94043
(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 23, 2007, Synopsys, Inc. (the “Company”) announced its results of operations for the fiscal quarter ended April 30, 2007. A copy of the Company’s press release announcing such results dated May 23, 2007 is attached hereto as Exhibit 99.1.

The information set forth under this Item 2.02, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 21, 2007, Geoffrey E. Sloma, the Company’s Vice President, Corporate Controller, Treasurer and Principal Accounting Officer, notified the Company that he will resign effective August 10, 2007.  Until such effective date, Mr. Sloma will assist the Company on transitional matters relating to his function.

Mr. Sloma’s resignation was not due to a disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

99.1	Press release dated May 23, 2007 containing Synopsys, Inc.’s results of operations for the fiscal quarter ended April 30, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2007	SYNOPSYS, INC.

/s/ Brian E. Cabrera
Brian E. Cabrera
Vice President, General Counsel
and Corporate Secretary

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press release dated May 23, 2007 containing Synopsys, Inc.’s results of operations for the fiscal quarter ended April 30, 2007.